BEFORE THE PUBLIC SERVICE COMMISSION
                      OF THE STATE OF MISSOURI

MCN Corporation Request for Certification )
Pursuant to Section 33(a)(2) of the Public)  Case No. GO-97-352
Utility Holding Company Act of 1935       )

                     STIPULATION AND AGREEMENT
                     -------------------------

               On February 28, 1997, MCN Corporation d/b/a MCN Energy Group, Inc. (MCN or Company) filed an application with the Commission requesting certification pursuant to
     Section 33(a)(2) of the Public Utility Holding Company Act of 1935. MCN is a Michigan holding corporation that owns 47.5% of Southern Missouri Gas Company, L.P. (SOMO), a Commission regulated natural gas utility that serves 15 communities in southern Missouri. According to the application, MCN is investing approximately 60 million dollars in an electric generation and distribution project in various parts of India. The application sought certification by the Commission that it has the authority and resources to protect ratepayers of Southern Missouri Gas Company from any impacts of the India investment and that it intends to exercise that authority.

               In order to ensure that it has the information necessary to protect SOMO ratepayers, the Staff has requested certain-commitments from MCN. In consideration for the Staff recommendation that the Commission issue a certification letter, the Company agrees that:

     1) MCN, its affiliates and its subsidiaries agree to make available to the Missouri Public Service Commission and its staff at reasonable times and places all books, records, employees and officers of MCN and any affiliate or subsidiary of MCN, provided that MCN and any affiliate or subsidiary of MCN shall have the right to object to such production of records or personnel on any basis under applicable Missouri law and Missouri Public Service Commission rule, excluding any objection that such records and personnel are not subject to the Missouri Public Service Commission's jurisdiction.

     2) MCN shall notify the Missouri Public Service Commission of any and all affiliated transactions in which any costs, assets or equity could be assigned from, or to Southern Missouri Gas Company, L.P., from MCN or any MCN affiliate or subsidiary and will maintain all records of any such affiliated transaction for Commission Staff review.

     3) MCN shall file for a new certification letter from the Missouri Public Service Commission for any additional capital outlays in Torrent Power which may be made in the future over the planned initial investment of $70 million.

     4) MCN agrees that no investments shall be made inconsistent with the specific investments and corporate structure proposed in the Application.

     5) MCN shall notify the Missouri Public Service Commission and its staff of any transaction between any affiliated foreign company of any affiliate or associated company thereof and any public utility subject to Missouri Public Service Commission jurisdiction.

               In the event the Commission does not issue a certification letter in this docket, this Stipulation and Agreement shall be void.


                      Respectfully submitted,

     /s/James M. Fisher            /s/Roger W. Steiner
     ------------------------      ---------------------------
     James M. Fischer              Roger W. Steiner
     Attorney at Law               Assistant General Counsel
     Missouri Bar No. 27543        Missouri Bar No. 39586

     101 W. McCarty St.            Missouri Public
     Mutual Savings Bldg.,          Service Commission
     Ste. 215                      Jefferson City, MO  65102
     Jefferson City, MO  65101     573-751-7434
     573-636-6758                  573-751-9285 (Fax)
     573-636-0383 (Fax)


     ATTORNEY FOR MCN              ATTORNEY FOR THE STAFF OF
     CORPORATION                   THE MISSOURI PUBLIC SERVICE
                                   COMMISSION


                       CERTIFICATE OF SERVICE

     I hereby certify that copies of the foregoing have been mailed or hand-delivered to all counsel of record as shown on the attached service list this 27th day of March, 1997.

                                        /s/Roger W. Steiner
                                        --------------------------